Exhibit 10.05






                                SCANA CORPORATION

                           SUPPLEMENTARY KEY EXECUTIVE
                             SEVERANCE BENEFITS PLAN



                             as amended and restated
                                 effective as of
                                  July 1, 2001





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                                SCANA CORPORATION

                           SUPPLEMENTARY KEY EXECUTIVE
                             SEVERANCE BENEFITS PLAN


                                TABLE OF CONTENTS

                                                                     Page


SECTION 1.  ESTABLISHMENT AND PURPOSE.........................................1

   1.1   ESTABLISHMENT AND HISTORY OF THE PLAN................................1
   1.2   DESCRIPTION OF THE PLAN..............................................1
   1.3   PURPOSE OF THE PLAN..................................................1

SECTION 2.  DEFINITIONS.......................................................2

   2.1   DEFINITIONS..........................................................2
   2.2   GENDER AND NUMBER....................................................6

SECTION 3.   ELIGIBILITY AND PARTICIPATION....................................7

   3.1   ELIGIBILITY..........................................................7
   3.2   TERMINATION OF PARTICIPATION.........................................7

SECTION 4.   BENEFITS.........................................................8

   4.1   RIGHT TO SKESBP BENEFITS.............................................8
   4.2   QUALIFYING TERMINATION...............................................8
   4.3   DESCRIPTION OF SKESBP BENEFITS.......................................8
   4.4   TERMINATION FOR TOTAL AND PERMANENT DISABILITY......................10
   4.5   TERMINATION FOR RETIREMENT OR DEATH.................................10
   4.6   TERMINATION FOR CAUSE OR BY PARTICIPANT OTHER
          THAN FOR GOOD REASON...............................................10
   4.7   NOTICE OF TERMINATION...............................................10
   4.8   PARTICIPANT'S OBLIGATIONS...........................................10
   4.9   TERMINATION FOR JUST CAUSE..........................................10
   4.10  GROSS-UP PAYMENT....................................................10
   4.11  TAX COMPUTATION.....................................................11
   4.12  FORM AND TIMING OF SKESBP BENEFITS..................................11
   4.13  NO SUBSEQUENT RECALCULATION OF PLAN LIABILITY.......................11
   4.14  BENEFITS UNDER OTHER PLANS..........................................11

SECTION 5.  BENEFICIARY DESIGNATION..........................................12

   5.1   DESIGNATION OF BENEFICIARY..........................................12
   5.2   DEATH OF BENEFICIARY................................................12
   5.3   INEFFECTIVE DESIGNATION.............................................12

SECTION 6.  GENERAL PROVISIONS...............................................13

   6.1   CONTRACTUAL OBLIGATION..............................................13
   6.2   UNSECURED INTEREST..................................................13
   6.3   "RABBI" TRUST.......................................................13
   6.4   SUCCESSORS..........................................................13
   6.5   EMPLOYMENT/PARTICIPATION RIGHTS.....................................13
   6.6   NONALIENATION OF BENEFITS...........................................14
   6.7   SEVERABILITY........................................................14
   6.8   NO INDIVIDUAL LIABILITY.............................................14
   6.9   APPLICABLE LAW......................................................14
   6.10  LEGAL FEES AND EXPENSES.............................................15
   6.11  ARBITRATION.........................................................15

SECTION 7.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION...................16

   7.1   IN GENERAL..........................................................16
   7.2   CLAIMS PROCEDURE....................................................16
   7.3   FINALITY OF DETERMINATION...........................................16
   7.4   DELEGATION OF AUTHORITY.............................................16
   7.5   EXPENSES............................................................16
   7.6   TAX WITHHOLDING.....................................................16
   7.7   INCOMPETENCY........................................................16
   7.8   NOTICE OF ADDRESS...................................................17
   7.9   AMENDMENT AND TERMINATION...........................................17

SECTION 8.  EXECUTION........................................................18





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                                SCANA CORPORATION

                           SUPPLEMENTARY KEY EXECUTIVE
                             SEVERANCE BENEFITS PLAN

                            (As Amended and Restated)

                      SECTION 1. ESTABLISHMENT AND PURPOSE

1.1 Establishment and History of the Plan. SCANA Corporation established, effective as of October 21, 1997, a severance plan for certain senior executives known as the "SCANA Corporation Supplementary Key Executive Severance Benefits Plan" (the "Plan"). Effective as of July 1, 2001, the Plan is being amended and restated as set forth herein to reflect various changes in the manner in which the benefits under the Plan are calculated and other administrative changes.

1.2 Description of the Plan. This Plan is intended to constitute a severance benefits plan which is unfunded and established primarily for the purpose of providing severance benefits for a select group of management or highly compensated employees.

1.3 Purpose of the Plan. The purpose of this Plan is to advance the interests of the Company by providing highly qualified Company executives and other key personnel with an assurance of equitable treatment in terms of compensation and economic security and to induce continued employment with the Company in the event of certain spin-offs, divestitures, or an acquisition or other Change in Control. The Corporation believes that an assurance of equitable treatment will enable valued executives and key personnel to maintain productivity and focus during a period of significant uncertainty inherent in such situations and that a severance compensation plan of this kind will aid the Company in attracting and retaining the highly qualified professionals who are essential to its success.



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                             SECTION 2. DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized:

         (a) "Agreement" means a contract between an Eligible Employee and the Company permitting the Eligible Employee to participate in the Plan and delineating the benefits (if any) that are to be provided to the Eligible Employee in lieu of or in addition to the benefits described under the terms of this Plan.

         (b) "Base Salary" means the base rate of compensation payable to a Participant as annual salary, not reduced by any pre-tax deferrals under any tax-qualified plan, non-qualified deferred compensation plan, qualified transportation fringe benefit plan under Code Section 132(f), or cafeteria plan under Section 125 maintained by the Company, but excluding amounts received or receivable under all incentive or other bonus plans.

         (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (d) "Beneficiary" means any person or entity who, upon the Participant's death, is entitled to receive the Participant's benefits under the Plan in accordance with Section 5 hereof.

         (e)      "Board" means the Board of Directors of the Corporation.
                   -----

         (f) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  (i) Any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of twenty five percent (25%) or more of the combined voting power of the outstanding shares of capital stock of the Corporation;

                  (ii) During any period of two (2) consecutive years (not including any period prior to December 18, 1996) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

                  (iii) The issuance of an Order by the Securities and Exchange Commission (SEC), under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), authorizing a third party to acquire five percent (5%) or more of the Corporation's voting shares of capital stock;

                  (iv) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

                  (v) The shareholders of the Corporation approve a plan of complete liquidation, or the sale or disposition of South Carolina Electric & Gas Company (hereinafter SCE&G), South Carolina Pipeline Corporation, or any subsidiary of the Corporation designated by the Board as a "Material Subsidiary," but such event shall represent a Change in Control only with respect to a Participant who has been exclusively assigned to SCE&G, South Carolina Pipeline Corporation, or the affected Material Subsidiary.

         (g)      "Code" means the Internal Revenue Code of 1986, as amended.
                   ----

         (h) "Committee" means the Management Development and Corporate Performance Committee of the Board. Any references in this Plan to the "Committee" shall be deemed to include references to the designee appointed by the Committee under Section 7.4.

         (i) "Company" means the Corporation and any subsidiaries of the Corporation and their successor(s) or assign(s) that adopt this Plan through execution of Agreements with any of their Employees or otherwise. When the term "Company" is used with respect to an individual Participant, it shall refer to the specific company at which the Participant is employed, unless otherwise required by the context.

         (j) "Corporation" means SCANA Corporation, a South Carolina corporation, or any successor thereto.


         (k) "Effective Date of Termination" means the date on which a Qualifying Termination occurs which triggers SKESBP Benefits hereunder.

         (l) "Eligible Employee" means an Employee who is employed by the Company in a high-level management or administrative position, including employees who also serve as officers of the Company, as determined under the SCANA Corporation Key Executive Severance Benefits Plan.

         (m) "Employee" means a person who is actively employed by the Company and who falls under the usual common law rules applicable in determining the employer-employee relationship.

         (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
                  -

         (o) "Good Reason" means, without the Participant's written consent, the occurrence after a Change in Control of the Company of any one or more of the following:

                  (i) The assignment of a Participant to duties inconsistent with his/her duties, responsibilities, and status as an officer of the Company or reduction or alteration in the nature or status of his/her responsibilities from those in effect as of ninety (90) days prior to the effective date of the Change in Control. A record, called "Exhibit A (of the KESB)," of each Plan Participant's responsibilities, duties, and status as an officer shall be maintained as a point of reference for the purpose of identifying changes in these responsibilities, duties and status as an officer that would constitute "Good Reason;"

                  (ii) A reduction by the Company in a Participant's Base Salary as in effect thirty (30) days prior to the identification of a Potential Change in Control;

                  (iii) The Company's requiring a Participant to be based at a location in excess of twenty-five (25) miles from the location where a Participant is based as of the Effective Date of this Plan;

                  (iv) The failure of the Company to continue in effect any annual or long-term incentive program for officers which is in effect as of the effective date of the Change in Control, or any of the Company's employee benefit plans, policies, practices, or arrangements in which the Participant participates, unless similar plans of equal value are established in their place, or the failure by the Company to continue the Participant's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other participants, as existed as of the date of the Change in Control;

                  (v) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Plan, as contemplated in Section 6.4 herein; and

                  (vi) Any purported termination by the Company of the Participant's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4.7 herein, and for purposes of this Plan, no such purported termination shall be effective.

         A Participant's right to terminate his or her employment for Good Reason shall not be affected by his or her incapacity due to physical or mental illness. A Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

         (p)      "Just Cause" means any one or more of the following:
                   ----------

                  (i) Willful and continued failure by a Participant to substantially perform his or her duties with the Company (other than any such failure resulting from a Qualifying Termination), after a demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his/her duties, and the Participant has failed to resume substantial performance of his/her duties on a continuous basis within fourteen (14) days of receiving such demand;

                  (ii) The willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

                  (iii) A Participant's conviction of a felony or conviction of a misdemeanor which impairs his/her ability substantially to perform his/her duties with the Company.

         For purposes of this Section 2.1(p), no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by a Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

         (q) "Participant" means any Eligible Employee who is participating in the Plan in accordance with the provisions herein set forth.

         (r) "Potential Change in Control" means and includes the event of any one or more of the following occurrences:


                  (i) The Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation;

                  (ii) Any person including the Corporation publicly announces an intention to take or to consider taking actions which if consummated, would constitute a Change of Control of the Corporation;

                  (iii) Any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (or corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing eight and one-half percent (8.5%) or more of the combined voting power of the Corporation's then outstanding securities;

                  (iv) The filing of an application by a third party with the SEC under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended, for authorization to acquire shares so as to hold, own or control, directly or indirectly, five percent (5%) or more of the voting stock of the Corporation; or

                  (v) The Board adopts a resolution to the effect that for purposes of the SCANA Corporation Executive Benefit Plan Trust and affected plans, a Potential Change in Control has occurred.

         (s) "Qualifying Termination" means any of the events described in
Section 4.2 herein, the occurrence of which triggers the payment of SKESBP Benefits hereunder.

         (t) "Retirement" means the retirement of a Participant at the "normal retirement age," as defined in the SCANA Corporation Retirement Plan, as in effect on July 1, 2000, and as may be further amended and in effect from time to time, or in accordance with any retirement arrangement established with the Participant's consent with respect to the Participant.

         (u) "SKESBP Benefit" means the benefits as provided in Section 4.3 herein.
                   --------------

         (v) "Total and Permanent Disability" means a physical or mental condition which:
                   ------------------------------

                  (i) Renders a Participant unable to discharge his/her normal work responsibility with the Company and which, in the opinion of a licensed physician selected by the Participant, based upon significant medical evidence, can be reasonably expected to continue for a period of at least one (1) year; or

                  (ii) Causes a Participant to be absent from the full-time performance of his/her duties with the Company for six (6) consecutive months and, within thirty (30) days after the Company delivers to the Participant written notice of termination, the Participant does not return to the full-time performance of his/her duties.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.

                    SECTION 3. ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. An Eligible Employee who is a Participant for purposes of the SCANA Corporation Key Executive Severance Benefits Plan shall be a Participant automatically for purposes of this Plan.

3.2 Termination of Participation. A Participant in this Plan under Section 3.1 shall remain covered hereunder until the earliest of (i) the date the Participant is notified, in a writing signed by the Corporation's Chief Executive Officer, that the Participant is no longer covered by the provisions of this Plan or the SCANA Corporation Key Executive Severance Benefits Plan;
(ii) the date upon which the Participant's employment terminates for any reason, provided, however, the Participant shall be remain covered under the Plan after termination of employment so long as any benefits are payable from this Plan; or
(iii) the date of termination of the Plan, provided, however, the Plan shall remain in effect with respect to the Participant so long as any benefits are payable to the Participant from this Plan.

                               SECTION 4. BENEFITS

4.1 Right to SKESBP Benefits. A Participant shall be entitled to receive from the Corporation SKESBP Benefits as described in Section 4 herein, if there has been a Change in Control and if, within twenty-four (24) calendar months thereafter, the Participant's employment with the Company shall end for any reason specified in Section 4.2 herein as being a Qualifying Termination. The amount of all SKESBP Benefits described in Section 4 herein shall be calculated by the Committee in its sole discretion.

4.2 Qualifying Termination. Subject to the terms of this Plan, the occurrence of any one (1) of the following events within twenty-four (24) calendar months after a Change in Control shall trigger the payment of SKESBP Benefits under this Plan:

         (a) An involuntary termination of a Participant's employment with the Company without Just Cause; or

         (b) A voluntary termination of a Participant's employment with the Company for Good Reason.

         A termination of a Participant's employment with the Company by reason of death, Total and Permanent Disability, Retirement, a voluntary termination by the Participant without Good Reason, or an involuntary termination by the Company for Just Cause shall not entitle a Participant to receive SKESBP Benefits hereunder.

         In the event a successor company fails or refuses to assume the Company's obligations under this Plan on or before the effective date of a Change in Control, as required by Section 6.4 herein, or in the event the Company or a successor company breaches any provision of this Plan, each Participant shall be paid the SKESBP Benefits described herein, as if a qualifying employment termination had occurred on the effective date of the Change in Control.

         Notwithstanding the above, a Participant shall not be considered to have terminated his/her employment solely by reason of his/her transfer to a corporation whose stock was acquired from the Company in a transaction intended to qualify for tax-free treatment under Section 355 of the Code.

4.3 Description of SKESBP Benefits. If a Participant becomes entitled to receive SKESBP Benefits, the Corporation shall pay to, and provide, such Participant with the following benefits, subject to the tax "gross-up" payment described in
Section 4.11 and Section 4.12 and the reduction for benefits described in
Section 4.3(f):

         (a)      An amount intended to approximate three (3) times the sum of:
(i) the Participant's annual Base Salary in effect as of the Change in Control, and (ii) the Participant's full targeted annual incentive opportunity in effect as of the Change in Control;

         (b) An amount equal to the Participant's full targeted annual incentive opportunity in effect under each existing annual incentive plan or program for the year in which the Change in Control occurs;

         (c) An amount equal to the present value of the Participant's accrued benefit, if any, under the SCANA Corporation Supplemental Executive Retirement Plan (the Participant's SERP cash balance account), determined prior to any offset for amounts payable under the SCANA Corporation Retirement Plan, and calculated as of the date of the Change in Control, increased by the amount under (i) and reduced by the amount under (ii):

                  (i) an amount equal to the present value of the additional projected pay credits and periodic interest credits to which the Participant would otherwise become entitled under the terms of the SCANA Corporation Retirement Plan (disregarding any Code limitations affecting the amount of benefits that may be provided under such plan) assuming that (A) the Participant remained employed through the date the Participant would have attained age 65,
(B) the rate of interest used in determining the periodic interest credits shall remain unchanged from the rate in effect immediately prior to the Change in Control to the date the Participant would have attained age 65, and (C) the relevant salary increase and Social Security wage base assumptions set forth in the SCANA Corporation Retirement Plan shall apply from the date of the Change in Control to the date the Participant would have attained age 65.

                  (ii) an amount equal to the Participant's cash balance account under the SCANA Corporation Retirement Plan as of the date of the Change in Control.

         For purposes of calculating the foregoing amounts, "present value" shall be determined using the same methods and assumptions in effect under the SCANA Corporation Retirement Plan, immediately prior to the Change in Control.

         (d) An amount equal to the value of the amounts credited on the Participant's behalf under the SCANA Corporation Executive Deferred Compensation Plan as of the date of the Change in Control, plus interest on such amounts at a rate equal to the sum of the prime interest rate as published in the Wall Street Journal on the most recent publication date that precedes the date of the Change in Control plus three percent (3%), with the total benefit amount calculated through the end of the month prior to the month such amounts are distributed to the Participant.

         (e) An amount equal to the total cost of coverage for medical coverage, long-term disability coverage, and LifePlus or other life insurance coverage, so as to provide substantially the same level of coverage and benefits enjoyed as if the Participant continued to be an employee of the Company for three (3) full years after the effective date of the Change in Control; and

         (f) Notwithstanding the above, the amount payable to each Participant under this Plan shall be reduced (but not below zero) by all amounts received by such Participant, if any, under the SCANA Corporation Key Executive Severance Benefits Plan.

4.4 Termination for Total and Permanent Disability. Following a Change in Control of the Corporation, if a Participant's employment is terminated due to Total and Permanent Disability, the Participant shall receive his Base Salary, through the Effective Date of Termination, at which point in time the Participant's benefits shall be determined in accordance with the Company's retirement, insurance, and other applicable plans and programs of the Company then in effect.

4.5 Termination for Retirement or Death. Following a Change in Control of the Corporation, if a Participant's employment is terminated by reason of his Retirement or death, the Participant's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable plans and programs of the Company then in effect.

4.6 Termination for Cause or by Participant Other Than for Good Reason. Following a Change in Control of the Company, if a Participant's employment is terminated either (i) by the Company for Just Cause; or (ii) by the Participant other than for Good Reason, the Company shall pay the Participant his/her full Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Participant is entitled under any compensation plan of the Company, at the time such payments are due, and the Company shall have no further obligations to the Participant under this Plan.

4.7 Notice of Termination. Any Qualifying Termination shall be communicated by Notice of Termination from the party initiating the termination to the other party. For purposes of this Plan, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated, so as to entitle the Participant to benefits.

4.8 Participant's Obligations. Subject to the terms and conditions of this Plan, in the event of a Potential Change in Control of the Company, each Participant is required to remain with the Company until the earliest of (i) a date which is six (6) months after the occurrence of such Potential Change in Control of the Company; or (ii) a termination by a Participant of the Participant's employment by reason of Total and Permanent Disability or Retirement; or (iii) the occurrence of a Change in Control of the Company.

4.9 Termination for Just Cause. Nothing in this Plan shall be construed to prevent the Company from terminating a Participant's employment for Just Cause. In such case, no SKESBP Benefits shall be payable to the Participant under this Plan.

4.10 Gross-Up Payment. In addition to the benefits described in Section 4.3 payable to each Participant or his Beneficiary (referred to as each Participant's "SKESBP Benefit"), the Corporation shall pay to the Participant an amount (the "Gross-Up Payment") such that the net amount retained by each Participant after deduction of any excise tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) on the SKESBP Benefit, the Participant's benefit under the Performance Share Award portion of the SCANA Corporation Long-Term Equity Compensation Plan (or any predecessor plan thereto) payable in connection with the Change in Control (the "Performance Share Benefit"), and the Gross-Up Payment (the "Excise Tax") and any federal, state, and local income tax and Excise Tax upon the Participant's SKESBP Benefit, the Performance Share Benefit, and the Gross-Up Payment provided for by this Section
4.10 shall be equal to the sum of (i) the value of the SKESBP Benefit otherwise payable hereunder and (ii) the value of the Performance Share Benefits paid to the Participant under the Long-Term Equity Compensation Plan (or any predecessor plan thereto) on account of the change in control provisions of that plan (or its predecessor).

4.11 Tax Computation. For purposes of determining the amount of the Gross-Up Payment referred to in Section 4.10, whether any of a Participant's SKESBP Benefit or Performance Share Benefit (as defined in Section 4.10) will be subject to the Excise Tax, and the amounts of such Excise Tax: (i) there shall be taken into account all other payments or benefits received or to be received by a Participant in connection with a Change in Control of the Corporation (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Corporation, any person whose actions result in a Change in Control of the Corporation or any person affiliated with the Corporation or such person); and (ii) the amount of any Gross-Up Payment payable with respect to any Participant (or his Beneficiary) by reason of such payment shall be determined in accordance with a customary "gross-up formula," as determined by the Committee in its sole discretion.

4.12 Form and Timing of SKESBP Benefits. A Participant's SKESBP Benefits described in Section 4.3, together with the Gross-Up Payment described in
Section 4.10 and Section 4.11 shall be paid in the form of a single lump sum cash payment as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

4.13 No Subsequent Recalculation of Plan Liability. The Gross-Up Payments described in Sections 4.10 and 4.11 are intended and hereby deemed to be a reasonably accurate calculation of each Participant's actual income tax and Excise Tax liability under the circumstances (or such tax liability of his Beneficiary), the payment of which is to be made by the Corporation or any "rabbi trust" established by the Corporation for such purposes. All such calculations of tax liability shall not be subject to subsequent recalculation or adjustment in either an underpayment or overpayment context with respect to the actual tax liability of the Participant (or his Beneficiary) ultimately determined as owed.

4.14 Benefits Under Other Plans. Subject to the terms of a Participant's Agreement, any other amounts due the Participant or his Beneficiary under the terms of any other Company plans or programs are in addition to the payments under this Plan.

                       SECTION 5. BENEFICIARY DESIGNATION

5.1      Designation of Beneficiary.
         --------------------------

         (a) A beneficiary who is a Beneficiary for purposes of the SCANA Corporation Key Executive Severance Benefits Plan shall be a Beneficiary automatically for purposes of this Plan.

         (b) The Secretary of SCANA Corporation (or his authorized designee) shall, upon receipt of a Participant's Beneficiary designation:

                  (i) ascertain that the designation has been signed, and if it has not been, return it to the Participant for his signature; and

                  (ii) if signed, stamp the designation "Received," indicate the date of receipt, and initial the designation in the proximity of the stamp.

5.2      Death of Beneficiary.
         --------------------

         (a) In the event that of the Beneficiaries named in Section 5.1 predecease the Participant, the amounts that otherwise would have been paid to said Beneficiaries shall, where the designation fails to redirect to alternate Beneficiaries in such circumstance, be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the event that two or more Beneficiaries are named, and one or more but less than all of such Beneficiaries predecease the Participant, each surviving Beneficiary shall receive any dollar amount or proportion of funds designated or indicated for him per the designation under Section 5.1, and the dollar amount or designated or indicated share of each predeceased Beneficiary which the designation fails to redirect to an alternate Beneficiary in such circumstance shall be paid to the Participant's estate as an alternate Beneficiary.

5.3      Ineffective Designation.
         -----------------------

         (a) In the event the Participant does not designate a Beneficiary, or if for any reason such designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the circumstance that designations are effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant's estate as an alternate Beneficiary.

                          SECTION 6. GENERAL PROVISIONS

6.1 Contractual Obligation. It is intended that the Corporation is under a contractual obligation to make payments of a Participant's SKESBP Benefits when due. Payment of SKESBP Benefits shall be made out of the general funds of the Corporation as determined by the Board without any restriction of the assets of the Corporation relative to the payment of such contractual obligations; the Plan is, and shall operate as, an unfunded plan.

6.2 Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Corporation. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

6.3      "Rabbi" Trust                        SCANA CORPORATION
         -------------

                                           By:_s/W. B. Timmerman_________
                                               ------------------

                                           Title: Chairman, President and
                                                  ------------------------------
                                                  Chief Executive Officer
                                                --------------------------------

ATTEST:


s/Lynn M. Williams
---------------------
Secretary